                                                                    EXHIBIT 99.1

[TURBBDYNE LOGO]


          TURBODYNE REPORTS FINANCIAL RESULTS FOR THE QUARTERLY PERIOD
                               ENDED JUNE 30, 2000


CARPINTERIA, CALIFORNIA - AUGUST 14, 2000 - Turbodyne Technologies Inc. (EASDAQ:TRBD) today reported financial results for the half year and quarterly periods ended June 30, 2000.

In December 1999, the Company sold substantially all of the assets of Pacific Baja pursuant to an order of the U.S. Bankruptcy Court. Pacific Baja accounted for substantially all of the Company's sales on a consolidated basis for the twelve months ended December 31, 1999. Accordingly, the comparative analysis of Turbodyne Technologies Inc.'s results of operations for the three months and six months periods ended June 30, 2000 and 1999 are reported without and with Pacific Baja's results of operations for comparative periods in 1999.


Comparative Analysis without Pacific Baja

Net sales for the six months ended June 30, 2000 increased to $449,000 compared to $429,000 for the same period in 1999, an increase of $20,000 or 4.66%. Net sales for the three months ended June 30, 2000 decreased to $181,000 from $325,000 for the same period in 1999, a decrease of $144,000 or 44.31%. This decrease is attributed to the transfer of sales and marketing to Garrett(R) Engine Boosting Systems, a division of Honeywell International Inc., pursuant to the joint agreements.

Gross profit for the six months ended June 30, 2000 increased to $78,000, or 17.37% of sales, from $76,000, or 17.72% of sales, for the same period in 1999, an increase of $2,000, or 2.63%, and from 7.54% for the full year 1999, an increase of 9.83%. Gross profit for the three months ended June 30, 2000 increased to $64,000 from $55,000 for the same period in 1999, an increase of $9,000 or 16.36%. This increase in gross profit is attributed to the change in cost of goods sold.

Selling, general and administrative expenses for the six months ended June 30, 2000 decreased to $2,016,000 from $2,690,000 for the same period in 1999, a decrease of $674,000, or 25.06%, and for the three months ended June 30, 2000 increased to $1,164,000 from $839,000 for the same period in 1999. The increase in selling, general and administrative expenses for the three month period ended June 30, 2000 is a result of the Company resolving prior debts. The decrease in selling, general and administrative expenses for the six months ended June 30, 2000 is a result of attrition and staff reductions implemented by management.

Research and development costs for the six months ended June 30, 2000 increased to $2,970,000 from $2,865,000 for the same period in 1999, an increase of $105,000, or 3.67%, and for the three months ended June 30, 2000 increased to $1,724,000 from $1,694,000 for the same period in 1999, an increase of $30,000, or 1.78%. This increase is primarily a result of an increase in research and development necessary for the Joint Development Project with Honeywell's Garrett(R) Engine Boosting Systems Division.

                                    - more -

                                                   Page 2 - Turbodyne Reports Q2


Net loss for the six months ended June 30, 2000 was $5,144,000 compared to $5,413,000 for the same period in 1999, a decrease of $269,000, or 4.97%, and for the three months ended June 30, 2000 increased to $3,026,000 from $2,445,000 for the same period in 1999, an increase of $581,000 or 23.77%.


Comparative Analysis with Pacific Baja

Net sales for the six months ended June 30, 2000 decreased to $449,000 from $30,252,000 for the six months ended June 30,1999, a decrease of $29,803,000 or 98.52% and for the three months ended June 30, 2000 decreased to $181,000 from $16,180,000 for the three months ended June 30, 1999, a decrease of $15,999,000 or 98.88%. This decrease is attributed to the transfer of sales and marketing to Honeywell, pursuant to the joint agreements, and to the loss of revenues from Pacific Baja.

Gross profit for the six months ended June 30, 2000 decreased to $78,000, or 17.37% of sales, from $4,359,000, or 14.41% of sales, for the six months ended June 30, 1999, a decrease of $4,281,000 or 98.21% and for the three months ended June 30, 2000 decreased to $64,000 from $1,966,000 for the three months ended June 30, 1999, a decrease of 1,902,000 or 96.75%. Gross profit increased to 17.37% of sales for the six months ended June 30, 2000 from 7.54% for the full year 1999. This increase in gross profit is attributed to the change in cost of goods sold.

Selling, general and administrative expenses for the six months ended June 30, 2000 decreased to $2,016,000 from $7,715,000 for the six months ended June 30, 1999, a decrease of 5,699,000 or 73.87% and for the three months ended June 30, 2000 decreased to $1,164,000 from $3,333,000 for the three months ended June 30, 1999. Selling, general and administrative expenses as a percentage of sales increased to 448.99% from 25.50% for the comparable periods: June 30, 2000 and June 30, 1999 and for the comparable three month periods increased to 643.09% from 20.60%. The increase in selling, general and administrative expenses as a percentage of sales is a result of lower sales to Detroit Diesel Corporation and the loss of revenue from Pacific Baja. The decrease in actual selling general and administrative expense is a result of attrition and staff reductions implemented by management.

Research and development costs for the six months ended June 30, 2000 increased to $2,970,000 from $2,865,000 for the six months ended June 30, 1999, an increase of $105,000, or 3.67%, and for the three months ended June 30, 2000 increased to $1,724,000 from $1,694,000 for the three months ended June 30, 1999, an increase of $30,000 or 1.78%. This increase is primarily a result of an increase in research and development necessary for the Joint Development Project with Honeywell.

Net loss for the six months ended June 30, 2000 was $5,144,000 compared to $6,823,000 for the same period in 1999, a decrease of $1,679,000 or 24.61% and for the three months ended June 30, 2000 decreased to $3,026,000 from $3,339,000 for the three months ended June 30, 1999, a decrease of $313,000 or 9.37%. The decrease in net loss improvement is the result of reduced costs of selling, general and administrative expenses as discussed in more detail above.


                                    - more -

                                                   Page 3 - Turbodyne Reports Q2


In 1999, the Company entered into joint development, licensing, supply and royalty agreements with Garrett(R) Engine Boosting Systems, formerly Turbocharging Systems, a division of Honeywell International, a leading turbocharger manufacturer, under which the Company and Honeywell will jointly continue the development for mass production of the Dynacharger(TM) and Turbopac(TM) product lines. As a result of this ongoing joint development work, Dynacharger(TM) prototypes have been delivered to five automobile manufacturers by the end of the first half of 2000. The prototypes are being tested and evaluated by these automobile manufacturers for possible application on a total of seven different engine families, including diesel as well as gasoline engines. This number includes Dynacharger(TM) prototypes delivered to two automobile manufacturers for three engine families in 1999. Revenues under these agreements in 1999 and the first six months of 2000 were minimal. Mass production for automotive manufacturers of the Dynacharger(TM) product line is expected to commence in calendar year 2003.

Up to May 2000, the Company also continued low volume production and limited sales of the Turbopac(TM) 2500 model pursuant to its contract with Detroit Diesel Corporation, a major global diesel engine producer. The contract with Detroit Diesel Corporation is presently the main source of sales of Turbodyne's products. In the second quarter of 2000 marketing and sales was transferred from Turbodyne to Honeywell, pursuant to the joint development and licensing agreements. So far, Turbodyne has not received further orders from Honeywell under the Detroit Diesel contract. Supply will not continue until such orders are received. Aside from this contract, the Company is largely dependent on its ability to raise funds for its working capital and research and development through financings. Therefore substantial doubts have been raised about the Company's ability to continue as a going concern.

After having concentrated on the development and delivery of Dynacharger(TM) models for engines with approximately 2 liter displacement, Turbodyne and Honeywell have entered first phases of feasibility testing to jointly develop an electrically assisted turbocharger (EAT) for an engine with larger displacement. In addition, Turbodyne has been selected in a team with Honeywell and Navistar for the joint development of an EAT for improved vehicular response, reduced fuel consumption and lower emission levels. This development work is partially funded, as announced by the US Secretary of Energy for the United States Department of Energy on March 3, 2000.

The Company intends to file its Quarterly Report on Form 10-Q for the second quarter of 2000 today with the U.S. Securities and Exchange Commission via the Edgar system and with the Market Authority of EASDAQ. The complete filing will be available at http://www.freeedgar.com or through the respective link on the Company's homepage.

Turbodyne Technologies Inc., a California based high technology company, specializes in the development of charging technology for internal combustion engines plus the development and manufacturing of high-tech assemblies for electrically assisted turbochargers and superchargers. Turbodyne Technologies Inc.'s headquarters is located in Carpinteria, CA; the European business location is Frankfurt, Germany. Additional information about the company is available on the Internet at http://www.turbodyne.com.

Contacts:

Kenneth Fitzpatrick, VP Group Finance - Investor Relations: (800) 566-1130 Markus Kumbrink, Turbodyne Europe Investor Relations: +49-69-69-76-73-13 Peter Weichselbraun, Corporate Communications: (800) 566-1130

###

                                 Tables - Page 1

                           TURBODYNE TECHNOLOGIES INC.
                                AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                       June 30, 2000 and December 31, 1999
                                   (Unaudited)

                                                June 30,          December 31,
Assets                                            2000                1999
Current assets:
Cash                                         $    223,000             29,000
Trade accounts receivable, net                    570,000          2,678,000
Employee advances receivable                      641,000            696,000
Inventories                                       992,000          1,524,000
Prepaid expenses and other
current assets                                     50,000             25,000

Total current assets                            2,476,000          4,952,000

Property, Plant and Equipment,
at cost, net                                    1,597,000          1,765,000
Other assets                                       62,000             47,000

                                                4,135,000          6,764,000

Liabilities and Stockholders' Equity

Current liabilities:
Current maturities of long-term debt            1,250,000          1,250,000
Current maturities of obligations
under capital leases                               51,000             40,000
Accounts payable                                2,084,000          2,455,000
Accrued liabilities                               674,000            506,000
Reserves for lawsuit settlement                   356,000            350,000

Total current liabilities                       4,415,000          4,601,000

Obligations under capital leases,
less current maturities                            66,000             48,000
                                                4,481,000          4,649,000

Stockholders' Equity:
Common stock, $0.001 par value
Authorized 99,000,000 shares; issued
and outstanding 52,203,955 shares in
2000 and 52,120,962 shares in 1999                 51,000             51,000
Treasury stock, at cost, 378,580 shares
in 2000 and 378,580 shares in 1999             (1,756,000)        (1,756,000)
Additional paid-in capital                     96,761,000         94,057,000
Cumulative other comprehensive
income                                                 --             21,000
Accumulated deficit                           (95,402,000)       (90,258,000)
Total stockholders' equity                       (384,000)         2,115,000

                                                4,135,000          6,764,000

                                              Tables - Page 2

                           TURBODYNE TECHNOLOGIES INC.
                                AND SUBSIDIARIES
                       Condensed Consolidated Statements of Operations
                  For the Three and Six Months Ended June 30, 2000 and 1999
                       (Unaudited, in thousands, except per share data)

                                    Three Months Ended              Six Months Ended
                                          June 30,                       June 30,
                                    2000            1999            2000          1999
Net sales                         $    181         16,180            449         30,252

Cost of goods sold                     117         14,214            370         25,893

Gross profit                            64          1,966             78          4,395

Selling, general and
administrative expenses              1,391          3,333          2,243          7,715
Research and development
costs                                1,724          1,694          2,970          2,865


Loss from operations                (3,051)        (3,061)        (5,135)        (6,221)

Other expense (income):
Interest expense, net                   37            376             78            713
Other income                             3                             9           (115)

Loss before income taxes            (3,026)        (3,335)        (5,144)        (6,819)

Income tax expense (benefit)                                          --              4

Net loss                          $ (3,026)        (3,339)        (5,144)        (6,823)

Net loss per common share:
Basic loss per share                 (0.06)         (0.09)         (0.11)         (0.18)
Diluted loss per share               (0.06)         (0.09)         (0.11)         (0.18)

Weighted average shares
Used for basic and diluted
loss per share                      47,266         36,906         47,231         37,933


See notes to consolidated financial statements as contained in Form 10-Q

                                 Tables - Page 3

                           TURBODYNE TECHNOLOGIES INC.
                                AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                 For the Six Months Ended June 30, 2000 and 1999
                                   (Unaudited)

                                                           2000               1999
Cash flows from operating activities:
Net loss                                                $(5,144,000)       (6,823,000)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization
of property and equipment                                   184,000        81,838,000
(Increase) decrease in operating assets:
Trade accounts receivable                                 2,108,000        (3,401,000)
Inventories                                                 532,000           (82,000)
Employee advance receivable                                  55,000                --
Prepaid expenses and other current assets (25,000)         (275,000)
Other assets                                                (15,000)          (26,000)
Increase (decrease) in operating liabilities:
Trade accounts payable                                     (371,000)        3,347,000
Accrued expenses                                            193,000           535,000
Reserve for Lawsuit Settlement                                6,211                --

Net cash used in operating activities                    (2,477,000)       (5,793,000)

Cash flows from investing activities:
Purchase of property and equipment                      $   (16,000)       (1,084,000)

Net cash used in investing activities                       (16,000)       (1,084,000)

Cash flows from financing activities:
Net proceeds from long-term borrowing
and capital lease obligation                            $     3,000         2,375,000
Repurchase of treasury stock                                     --          (259,000)
Proceeds from convertible debentures                             --           500,000
Issuance of common stock                                         --                --
Proceeds from exercise of
stock options and warrants                                2,704,000         3,663,000
Issuance costs paid                                              --                --

Net cash provided by
financing activities                                      2,708,000         6,279,000

Effect of exchange rate changes on cash                     (21,000)         (134,000)
Net increase (decrease) in cash                             194,000          (732,000)

Cash at beginning of period                                  29,000         1,275,000
Cash at end of period                                   $   223,000           525,000
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest                                                $    36,000           723,000
Income taxes                                                    800             4,000